SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     This Second Amendment to Employment Agreement (the "Second Amendment") dated effective January 29, 1997, is by and among Cinergy Corp., a Delaware corporation ("Cinergy"), Cinergy Services, Inc., a Delaware corporation ("Cinergy Services"), The Cincinnati Gas & Electric Company, an Ohio corporation ("CG&E"), PSI Energy, Inc., an Indiana corporation ("PSI"), and John M. Mutz (the "Executive"). Cinergy, Cinergy Services, CG&E, and PSI will sometimes be referred to in this Second Amendment collectively as the "Corporation".

     WHEREAS, the Executive has been employed by the Corporation pursuant to an Employment Agreement dated effective as of October 4, 1993 (the "Employment Agreement"), as amended by an Agreement dated August 30, 1996 (the "First Amendment");

     WHEREAS, on January 27, 1997, the Board of Directors of Cinergy adopted a resolution that directed the Corporation to amend all outstanding employment agreements, including the Executive's Employment Agreement, to delete the existing definition of "change in control" of Cinergy as found in those agreements and substitute therefor the same definition of "change in control" of Cinergy as adopted that date for inclusion in various compensation and benefit plans of the Corporation;

     NOW, THEREFORE, the parties have agreed to enter into this Second Amendment which amends the Employment Agreement as follows:

1. The substantive provisions of Section 4 (f) are deleted in their entirety and replaced with the following:

     "f. Change in Control. A 'Change in Control' shall be deemed to have occurred if any of the following events occur after the Effective
          Date:

          (i) Any 'person' or 'group' (within the meaning of Subsection 13(d) and Paragraph 14(d)(2) of the Securities Exchange Act of 1934 (the '1934 Act') is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Cinergy (not including in the securities beneficially owned by such Person any securities acquired directly from Cinergy or its affiliates) representing fifty percent (50%) or more of the combined voting power of Cinergy's then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (1) of paragraph (ii) below; or

          (ii) There is consummated a merger or consolidation of Cinergy or any direct or indirect subsidiary of Cinergy with any other corporation , other than (1) a merger or consolidation which would result in the voting securities of Cinergy outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the securities of Cinergy or such surviving entity or any parent thereof outstanding immediately such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of Cinergy (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of Cinergy (not including in the securities beneficially owned by such person any securities acquired directly from Cinergy or its affiliates other than in connection with the acquisition by Cinergy or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of Cinergy's then outstanding securities; or

          (iii)During any period of two consecutive years, individuals who at the beginning of that period constitute Cinergy's Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Cinergy) whose appointment or election by Cinergy's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of that period or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of Cinergy's Board of Directors; or

          (iv) The shareholders of Cinergy approve a plan of complete liquidation or dissolution of Cinergy or there is consummated an agreement for the sale or disposition by Cinergy of all or substantially all of Cinergy's assets, other than a sale or disposition by Cinergy of all or substantially all of Cinergy's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of Cinergy in substantially the same proportions as their ownership of Cinergy immediately prior to such sale."

2.   A new Section 4 (h) is added to the Agreement as follows:

     "h. Person. 'Person' shall have the meaning given in Section 3(a)(9) of the 1934 Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include:

          (i)  The Corporation or any of its subsidiaries;

          (ii) A trustee or other fiduciary holding securities under an employee benefit plan of Cinergy or any of its subsidiaries;

          (iii)An underwriter temporarily holding securities pursuant to an offering of such securities; or

          (iv) A corporation owned, directly or indirectly, by the stockholders of Cinergy in substantially the same proportions as their ownership of stock of the Corporation."

3. All other provisions of the Employment Agreement and First Amendment remain unchanged by this Second Amendment.

     IN WITNESS WHEREOF, the Executive and the Corporation have caused this Second Amendment to Employment Agreement to be executed effective as of the day and year first above written.


CINERGY CORP., CINERGY SERVICES, INC.,
THE CINCINNATI GAS & ELECTRIC COMPANY,
and PSI ENERGY, INC.



By:  _________________________
       James E. Rogers
       Vice Chairman and
       Chief Executive Officer



         EXECUTIVE


-----------------------------
        John M. Mutz